Exhibit 99.3

First United Provides Additional Details Regarding Board Refreshment Strategy

Robert W. Kurtz to Retire from the Company’s Board of Directors

OAKLAND, Md. – March 27, 2020 – First United Corporation (NASDAQ: FUNC), a bank holding company and the parent company of First United Bank & Trust (the "Company" or "First United"), today provided an update regarding its Board of Directors (the “Board”) refreshment strategy.

Board refreshment efforts began in 2014 and have since seen the addition of several high caliber directors. In 2019, First United reduced the size of the Board when Robert Stuck retired, allowing for a more nimble and flexible Board that is better able to meet the needs of shareholders and banking customers. In June 2020, Robert W. Kurtz will retire. Thereafter, pursuant to the Board’s mandatory retirement policy, two additional incumbent directors will leave the Board at the conclusion of the 2021 annual meeting and one additional incumbent director will leave the Board at the conclusion of the 2023 annual meeting. Within a 10-year span, the Board will have more than 60% of its directors refreshed, achieving the goals set forth by the Board.

John W. McCullough, First United’s Lead Independent Director, said, “Over the past six years, the Board has focused on enhancing its corporate governance practices so that it is comprised of the individuals best able to steward the business on behalf of our shareholders. We believe that adding new, independent and experienced directors who can bring fresh perspectives that complement the strengths and expertise of our current directors will further enable us to identify opportunities to innovate and evolve with respect to our corporate governance and Board composition. First United has always welcomed input from shareholders when implementing corporate governance enhancements and will continue to do so moving forward.”

At the same time that Robert Kurtz prepares to retire from the Board in 2020, First United is conducting a search with an emphasis on candidates identified as being diverse and providing specific skill sets in areas such as regulatory, compliance, technology and innovation. In line with this goal, and as the Company recently announced, it was recognized as a “Winning (W)” company by 2020 Women on Boards, the premier global education and advocacy campaign committed to increasing the number of women on corporate boards.

Commenting on Mr. Kurtz’s upcoming retirement, Mr. McCullough said, “Bob has had a distinguished career with First United through both volatile markets and times of economic expansion. In addition to Bob’s tenure with First United, he is well-respected and an avid supporter of local communities. On behalf of the Board, I want to personally thank Bob for his service to the Company and we wish him well in retirement.”

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers (the "Bank"), and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. First United Corporation's website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

Important Additional Information

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with First United’s 2020 annual meeting of shareholders. First United intends to file a definitive proxy statement and a proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 to First United’s Current Report on Form 8-K filed with the SEC on March 26, 2020 (“Exhibit 99.2”), is incorporated herein by reference and contains information regarding the direct and indirect interests, by securities holdings or otherwise, of First United’s directors and executive officers in First United’s securities. If the holdings of First United’s securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Form 3, 4, and 5, which can be found through First United’s website at http://investors.mybank.com/ or through the SEC’s website www.sec.gov. Information can also be found in First United’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2020 annual meeting of shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies will also be available at no charge at First United’s website at http://investors.mybank.com/.

Shareholder Contact

Morrow Sodali, LLC

Mike Verrechia/Bill Dooley

(800) 662-5200

FirstUnitedCorp@MorrowSodali.com

Media Contact

Prosek Partners

Brian Schaffer / Kristen Duarte

(646) 818-9229 / (646) 818-9074

bschaffer@prosek.com / kduarte@prosek.com